Exhibit 3.2
BYLAWS
OF
HEARTLAND EXPRESS, INC.

ARTICLE I
OFFICES

Section 1.    Principal Office. In the State of Nevada the principal office of the Corporation shall be at One East First Street, Reno, Washoe County, Nevada 89501.

Section 2.    Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Nevada, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section     2.    Annual Meeting. Annual meetings of stockholders, commencing with the year 1987, shall be held at any time within six (6) months after the fiscal year end and at such place, date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning not less than twenty percent (20%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.    Notice of Meeting. Notices of meetings shall be in writing and signed by the President or Vice President, or the Secretary, or an assistant secretary, or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a shareholder at his address as it appears on the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of or prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 5.    Purpose of Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6.    Quorum; Adjournments. The holders of forty percent (40%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the Articles of Incorporation. When a quorum is present or represented at any meeting, the vote of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the Articles of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.    Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, than that one shall have and may exercise all the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 8.    Action by Consent. Any action, except election of directors, which may be taken by a vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE III
DIRECTORS

Section 1.    General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and thing which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. Within the limits specified in this Section 1, the minimum number of directors shall be one until such time as there is more than one stockholder and upon such event the minimum number of directors shall be three. In the sole discretion of the Board of Directors, the number of directors may from time to time be increased or decreased; provided the number of directors shall not be decreased to less than three unless there are then less than three stockholders in which event the number of directors may be reduced to the number of then stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

Section 2.    Vacancies. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

Section 3.    Removal; Resignation.

(a)    Except as otherwise provided by law or the Articles of Incorporation, any director, directors or the entire Board of Directors may be removed, with or without cause, by the vote or written consent of stockholders representing not less than two—thirds of the issued and outstanding capital stock entitled to voting power.

(b)    Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effort upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4.    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Nevada.

Section 5.    Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 6.    Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

Section 7.    Special Meetings. Special meetings of the Board of Directors may be called by the President or Secretary on the written request of two directors on at least 2 days’ notice to each director, if such notice is delivered personally or sent by telegram, or on at least 3 days’ notice if sent by mail. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article X.

Section 8.    Quorum; Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Articles of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.    Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 10.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all members of the Board of Directors entitled to vote and such written consent is filed with the minutes of its proceedings.

Section     11.    Meetings by Telephone or. Similar Communications. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.

ARTICLE IV
COMMITTEES

Section 1.     Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of at least one and not more than five directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or as a director.

Section 2.    Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it (to the extent permitted by law) by the Board of Directors and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it.

Section 3.    Procedure; Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

Section 4.    Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the Executive Committee shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, such one member shall constitute a quorum.

Section 5.    Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board-, may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

Section 6.     Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 7.    Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement of reasonable expenses for such other services.

Section 8.    Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 9.    Meetings by Telephone or Similar Communications. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.

ARTICLE V
NOTICES

Section 1.    Form; Delivery. Whenever, under the provisions of law, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice shall be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. As to stockholders, such notice shall be signed by the President or a vice president, or the Secretary, or an assistant secretary, or by such other person or persons as the Board of Directors shall designate and such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is be held. Such notices shall be deemed to have been given at the time they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.

Section 2.    Waiver. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, whenever all persons entitled to vote at any meeting, whether directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting, and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at that time. If any meeting is irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties, having the right to vote at such meeting.

ARTICLE VI
OFFICERS

Section 1.    Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

Section 2.    Term of Office; Removal. The Board of Directors at its first regular meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.    Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.    The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 5.    The President.

(a)    The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the principal office or registered agent (or both) of the Corporation in the State of Nevada.

(b)    Unless otherwise prescribed by the Board of Directors, the President shall have fully power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.    The Vice President. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 7.    The Secretary. The Secretary shall attend meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal, if any, of the Corporation and to attest the affixing thereof by his signature.

Section 8.    The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 9.    The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep fully and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in. such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 10.    The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

ARTICLE VII
AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 1.    Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of

Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a)    The fact of the common directorship or financial interest is disclosed or known to the Board of Directors or committee and noted in the minutes, and the directors or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors; or

(b)    The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of common or interested directors or officers shall be counted in any such vote of stockholders; or

(c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified.

Section 2.    Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction, and if the votes of the common or interested directors are not counted at such meeting, then a majority of the disinterested directors may authorize, approve or ratify the contract or transaction.

ARTICLE VIII
STOCK CERTIFICATES

Section 1.    Stock Certificates; Uncertificated Shares.

(a)    Where any shares of the capital stock of the Corporation are represented by certificates, each certificate shall be signed by the Chairman of the Board or the President and the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal, if any, of the Corporation. Such signatures and seal, if any, may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee and may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(b)    All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

(c)    The Board of Directors of the Corporation may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares shall have no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by applicable law, the rights and obligations of stockholders shall be identical whether or not certificates represent their shares of stock. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner of such shares a written statement containing the information required to be set forth or stated on actual stock certificates as specified herein or by applicable law. At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this section.

Section 2.    Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; or, in the case of uncertificated shares, upon compliance with appropriate procedures for transferring shares in uncertificated form, it shall be the duty of the Corporation or its transfer agent to issue a new certificate or uncertificated share, as applicable, to the person entitled thereto, to cancel the old certificate, if any, and to record the transaction upon its books.

Section 3.    Registered Stockholders.

(a)    Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

(b)    If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.

Section 4.    Record Date. In order that the Corporation may determine the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.    Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

ARTICLE IX
GENERAL PROVISIONS

Section 1.    Dividends. Subject to the provisions of the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation’s capital stock.

Section 2.    Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

Section 3.    Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

Section 4.    Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Nevada.”

Section 5. Nevada Acquisition of Controlling Interest Statute. The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the Company or to an acquisition of a controlling interest (as defined in the statute) by any existing or future stockholders of the Company.”

ARTICLE X
AMENDMENTS

The Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.